UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

American Water Works Company, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-34028	51-0063696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (856) 346-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2015, the board of directors of American Water Works Company, Inc. (the “Company”) adopted the American Water Works Company, Inc. Annual Incentive Plan (the “Incentive Plan”). In general, the Incentive Plan provides for the award of cash incentives to eligible employees based on their achievement of certain preset performance objectives over our fiscal year. All incentive awards payable under the Incentive Plan are paid in cash.

The Incentive Plan provides that incentive awards may be made that qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). At the Company’s 2015 Annual Meeting of Stockholders, the Company’s stockholders will be asked to approve the material terms of the performance goals under the Incentive Plan for the purposes of Section 162(m) of the Code so that incentive awards may be made under the Incentive Plan that qualify as qualified performance-based compensation under Section 162(m) of the Code. In addition to such awards, incentive awards may be made under the Incentive Plan that do not qualify as qualified performance-based compensation; however, in no event may any award be made under the Incentive Plan in substitution or replacement of an incentive award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

The Incentive Plan is administered and interpreted by our compensation committee (the “Committee”) and the Committee may delegate its responsibilities for administering the Incentive Plan to an award committee or one of our executive officers for incentive awards that are not designated as qualified performance-based compensation under Section 162(m) of the Code. Participation in the Incentive Plan will be limited to our full-time exempt employees (including officers) and those of our subsidiaries who are selected for participation in the Incentive Plan by the Committee. Unless the Committee determines otherwise, the performance period for which the performance goals will be measured will be our fiscal year.

For any incentive award under the Incentive Plan designated to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance goals will be based on pre-established, objective business criteria and will be set forth in writing by the Committee within the period required under Section 162(m) of the Code. The relevant business criteria for which performance goals may be based are set forth in the Incentive Plan. Performance goals need not be uniform as among participants.

Generally, a participant earns an incentive award under the Incentive Plan for a performance period based on the level of achievement of the performance goals established by the Committee; however, the Committee will have the discretion to (i) with respect to incentive awards that are designated as qualified performance-based compensation under Section 162(m) of the Code, reduce an incentive award that would otherwise be payable to one or more participants and (ii) with respect to incentive awards that are not designated as qualified performance-based compensation under Section 162(m) of the Code, reduce or increase an incentive award that would otherwise be payable to one or more participants. The Committee will certify and announce the awards that will be made to each participant as soon as practicable following the final determination of the financial results for the relevant performance period. The Incentive Plan provides that the maximum award payable to any participant for any fiscal year is $3,000,000.

Unless the Committee determines otherwise, no participant will have any right to receive payment of an incentive award under the Incentive Plan for a performance period unless the participant remains employed with the Company through the date that the award is paid.

The Plan will continue until terminated by the Board or the Committee. The Board or the Committee may at any time amend (in whole or in part), suspend or terminate the Incentive Plan; provided, however, that the Board or the Committee may not amend or modify the Incentive Plan without stockholder approval if such approval is required by Section 162(m) of the Code. The Incentive Plan became effective as of January 1, 2015.

On March 4, 2015, the Committee determined the employees who will be eligible to participate in the Incentive Plan for the 2015 fiscal year, the performance goals for which performance will be measured and the weighting of such performance goals, and the minimum, target and maximum incentive award that may be paid out to participants based on the level of achievement of the applicable performance goals. Incentive awards are conditioned on the Company’s stockholders approval of the material terms of the performance goals under the Incentive Plan for the purposes of Section 162(m) of the Code at the Company’s 2015 Annual Meeting of Stockholders, so that such incentive awards may be made under the Incentive Plan that qualify as qualified performance-based compensation under Section 162(m) of the Code. The amounts payable under the Incentive Plan for the 2015 fiscal year cannot be determined until after the 2015 fiscal year is completed and achievement of the various performance goals are determined.

The table below sets forth the threshold, target, and maximum payment amounts that are potentially payable under the Incentive Plan to our current named executive officers for the 2015 fiscal year if the stockholders approve the material terms of the performance goals under Incentive Plan for the purposes of Section 162(m) of the Code at the 2015 Annual Meeting of Stockholders. If the stockholders do not approve the material terms of the performance goals under the Incentive Plan for the purposes of Section 162(m) of the Code at the 2015 Annual Meeting of Stockholders, such payment amounts for the named executive officers will not be payable. In addition, the table below lists the aggregate amounts that are potentially payable for the 2015 fiscal year at the threshold, target, and maximum levels under the Incentive Plan for all of our executive officers (including our current named executive officers) and non-executive officer employee group, which payments are also conditioned on stockholder approval of the material terms of performance goals under the Incentive Plan for the purposes of Section 162(m) of the Code at the 2015 Annual Meeting of Stockholders.

Name	Threshold ($)	Target ($)	Maximum ($)
Susan N. Story	$290,000	$800,000	$1,600,000
Linda Sullivan	$128,814	$355,350	$710,700
Walter J. Lynch	$147,016	$405,562	$811,124
Michael Sgro	$67,969	$187,500	$375,000
Loyd Warnock	$67,077	$185,040	$370,080
Executive Group(1)	$1,271,749	$3,508,274	$7,016,548
Non Executive Officer Employee Group	$9,339,279	$25,723,209	$51,446,418
Total	$10,611,028	$29,231,483	$58,462,966

(1)	Includes the named executive officers above.

The above description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	American Water Works Company, Inc. Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Date: March 10, 2015	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	American Water Works Company, Inc. Annual Incentive Plan